Exhibit 5
                                                                       ---------

                      TRANSACTION IN SHARES OF THE COMPANY

                  The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on
Schedule 13D, whichever is less. All transactions involved sales of Shares on the New York Stock Exchange, except as otherwise indicated.

            Reporting Person
              With Direct
               Beneficial                       Date of                Number of             Price Per Share
               Ownership                      Transaction               Shares            (Excluding Commission)
               ---------                      -----------               ------            ----------------------
Greenway                                       07/30/02                (21,200)                   8.2497
Kingsley                                       07/31/02                 (8,200)                   8.094
Greensea                                       08/01/02                (10,000)                   7.8766
Kingsley                                       08/01/02                (14,100)                   7.8766
Greentree                                      08/02/02                (14,000)                   7.8491
Kingsley                                       08/02/02                (14,000)                   7.8491
Greentree                                      08/05/02                 (5,100)                   7.8506
Greenway                                       08/06/02                (20,000)                    7.77
Greenbelt                                      08/12/02                (38,100)                   7.2754
Greenbelt                                      08/13/02                 (2,600)                   7.2608
Greenbelt                                      08/14/02                (23,000)                   6.9821
Greenbelt                                      08/15/02                (22,200)                   7.1626
Greenbelt                                      08/16/02                 (5,400)                   6.9267
Greentree                                      08/19/02                 (8,000)                   7.105
Greenbelt                                      08/27/02                (21,000)*                  7.3713
Greentree                                      08/27/02                 (9,500)                   7.4847
Greenbelt                                      08/28/02                (26,500)                   7.191
Greenbelt                                      08/29/02                (12,539)                   6.6784
Greenbelt                                      08/30/02                (85,100)                   6.3119
Greenbelt                                      09/03/02                (46,100)                   6.0014
Greenbelt                                      09/03/02               (1,008,761)                 N/A**

-------------------------------------


* Boston Stock Exchange
** Greenbelt relinquished voting and investment power over shares.